Tonix Pharmaceuticals Holding Corp. 8-K

Exhibit 99.01

Tonix Pharmaceuticals Presented Data and Analyses of TNX-102 SL Treatment Effects on Fibromyalgia at the Annual European Congress of Rheumatology (EULAR) 2025

TNX-102 SL is a sublingual formulation of cyclobenzaprine designed for transmucosal delivery and durable activity in treating fibromyalgia: FDA PDUFA goal date of August 15, 2025

TNX-102 SL demonstrated statistically significant improvement in the primary endpoint of reduction in fibromyalgia pain in two double-blind randomized placebo-controlled Phase 3 studies

If approved by FDA, TNX-102 SL would become the first member of a new class of non-opioid analgesic drugs for fibromyalgia and the first new drug for treating fibromyalgia in more than 15 years

CHATHAM, N.J., June 16, 2025 (GLOBE NEWSWIRE) – Tonix Pharmaceuticals Holding Corp. (Nasdaq: TNXP) (Tonix or the Company) presented data in a poster presentation at the Annual European Congress of Rheumatology (EULAR) 2025, held June 11-14, 2025, in Barcelona, Spain. A copy of the Company’s poster, titled “Advancing Fibromyalgia Treatment: Transmucosal Sublingual Cyclobenzaprine (TNX-102 SL) Targets Non-restorative Sleep and Provides Sustained Pain Reduction” is available under the Scientific Presentations tab of the Tonix website at www.tonixpharma.com. TNX-102 SL (cyclobenzaprine HCl sublingual tablets) is a non-opioid analgesic designed for daily bedtime dosing with an FDA Prescription Drug User Fee Act (PDUFA) goal date of August 15, 2025.

“Fibromyalgia is a complex and invisible chronic pain condition which drives many patients to be prescribed chronic opioids which are associated with addiction and overdose,” said Seth Lederman, M.D., Chief Executive Officer of Tonix Pharmaceuticals. “To address the chronic symptoms of fibromyalgia, potential therapeutic options must provide durable benefits. TNX-102 SL has shown statistically significant, durable activity (14 weeks) in reducing fibromyalgia pain in two Phase 3 studies. Designed to target the sleep disturbance of fibromyalgia, TNX-102 SL harnesses the therapeutic activity of cyclobenzaprine in part by reducing in the level of the active metabolite norcyclobenzaprine relative to oral cyclobenzaprine. Norcyclobenzaprine is believed to interfere with the durability of oral cyclobenzaprine’s treatment effect in off-label chronic dosing regimens and in a failed double-blind randomized placebo-controlled trial.1 TNX-102 SL now has the potential to be the first new treatment option for fibromyalgia patients in 15 years.”

TNX-102 SL is designed for transmucosal absorption to bypass first-pass hepatic metabolism. The poster presentation shows the day 20 steady state blood levels from a study of nightly TNX-102 SL dosing in which the peak level of cyclobenzaprine exceeds the level of the active metabolite norcyclobenzaprine during sleep time. In contrast, with nightly oral cyclobenzaprine dosing, pharmacokinetic simulations show that norcyclobenzaprine accumulates to higher levels, and the cyclobenzaprine peak level does not exceed the norcyclobenzaprine level during sleep time.

The poster includes data from the RESILIENT Phase 3 study evaluating the efficacy and safety of TNX-102 SL with a primary endpoint of reducing daily pain numeric rating scale scores after 14 weeks of treatment. TNX-102 SL significantly reduced pain and improved clinical outcomes in fibromyalgia patients while demonstrating a favorable tolerability profile. TNX-102 SL employs a novel mechanism targeting the sleep disturbance in fibromyalgia by acting as a potent antagonist at four post-synaptic receptors, each of which is known to regulate sleep.

About Fibromyalgia

Fibromyalgia is a common chronic pain disorder that is understood to result from amplified sensory and pain signaling within the central nervous system, called central sensitization. Brain imaging studies have localized the functional disorder to the brain’s insula and anterior cingulate cortex. Fibromyalgia afflicts more than 10 million adults in the U.S., the majority of whom are women. Symptoms of fibromyalgia include chronic widespread pain, non-restorative sleep, fatigue, and brain fog (or cognitive dysfunction). Other associated symptoms include mood disturbances, including depression, anxiety, headaches and abdominal pain or cramps. Individuals suffering from fibromyalgia often struggle with their daily activities, have impaired quality of life, and frequently are disabled. Physicians and patients report common dissatisfaction with currently marketed products. Fibromyalgia is now recognized as the prototypic nociplastic syndrome. Nociplastic pain is the third primary type of pain in addition to nociceptive pain and neuropathic pain. Many patients present with pain syndromes that are mixtures of the three primary types of pain. Nociplastic syndromes are associated with central and peripheral sensitization. Fibromyalgia can occur without any identifiable precipitating event. However, many fibromyalgia cases follow one or more precipitating event(s) including: post-operative pain, acute or chronic nociceptive or neuropathic pain states; recovery from an infectious illness; a cancer diagnosis or cancer treatment; a metabolic or endocrine stress; or a traumatic event. In the cases of recovery from an infectious illness, fibromyalgia is considered an Infection-Associated Chronic Condition. In addition to fibromyalgia cases associated with other conditions or stressors, the U.S. National Academies of Sciences, Engineering, and Medicine, has concluded that fibromyalgia is a diagnosable condition that can occur after recovery from COVID-19 in the context of Long COVID.

About TNX-102 SL

TNX-102 SL is a centrally acting, non-opioid investigational drug, designed for chronic use. The tablet is a patented sublingual formulation of cyclobenzaprine hydrochloride developed for bedtime dosing for the management of fibromyalgia. Cyclobenzaprine potently binds and acts as an antagonist at four different post-synaptic neuroreceptor subtypes: serotonergic-5-HT2A, adrenergic-α1, histaminergic-H1, and muscarinic-M1-cholinergic receptors. Together, these interactions are believed to target the non-restorative sleep characteristic of fibromyalgia identified by Professor Harvey Moldofsky in 1975. Cyclobenzaprine is not associated with risk of addiction or dependence. The TNX-102 SL tablet is based on a eutectic formulation of cyclobenzaprine HCl and mannitol that provides a stable product which dissolves rapidly and delivers cyclobenzaprine by the transmucosal route efficiently into the bloodstream. The eutectic protects cyclobenzaprine HCl from interacting with the basifying agent that is also part of the formulation and required for efficient transmucosal absorption. Patents based on TNX-102 SL’s eutectic composition and its properties have issued in the U.S., E.U., Japan, China and many other jurisdictions around the world and provide market protection into 2034. The European Patent Office’s Opposition Division maintained Tonix’s European Patent EP 2 968 992 in unamended form after an Opposition was filed against it by a Sandoz subsidiary, Hexal AG. Hexal AG did not appeal that decision. The formulation of TNX-102 SL was designed specifically for sublingual administration and transmucosal absorption for bedtime dosing to target disturbed sleep, while reducing the risk of daytime somnolence. Clinical pharmacokinetic studies indicated that relative to oral cyclobenzaprine, TNX-102 SL results in higher levels of exposure during the first 2 hours after dosing and in deceased levels of the long-lived active metabolite, norcyclobenzaprine in both single dose and multiple dose studies, consistent with bypassing first pass hepatic metabolism. Cyclobenzaprine is a tertiary amine tricyclic and its active metabolite norcyclobenzaprine is a secondary amine tricyclic. At steady state after 20 days of dosing TNX-102 SL, the dynamic peak level of cyclobenzaprine is higher than the background level of norcyclobenzaprine during sleep time. In contrast, after 20 days of dosing oral cyclobenzaprine, the simulated peak level of cyclobenzaprine is lower than the simulated background level of norcyclobenzaprine.

Tonix Pharmaceuticals Holding Corp.*

Tonix is a fully integrated biotechnology company focused on transforming therapies for pain management and vaccines for public health challenges. Tonix’s development portfolio is focused on central nervous system (CNS) disorders. Tonix’s priority is to advance TNX-102 SL, a product candidate for the management of fibromyalgia, for which an NDA was submitted based on two statistically significant Phase 3 studies for the management of fibromyalgia and for which a PDUFA (Prescription Drug User Fee act) goal date of August 15, 2025 has been assigned for a decision on marketing authorization. The FDA has also granted Fast Track designation to TNX-102 SL for the management of fibromyalgia. TNX-102 SL is also being developed to treat acute stress reaction and acute stress disorder under a Physician-Initiated IND at the University of North Carolina in the OASIS study funded by the U.S. Department of Defense (DoD). Tonix’s immunology development portfolio consists of biologics to address organ transplant rejection, autoimmunity and cancer, including TNX-1500, which is an Fc-modified humanized monoclonal antibody targeting CD40-ligand (CD40L or CD154) being developed for the prevention of allograft rejection and for the treatment of autoimmune diseases. Tonix’s infectious disease portfolio includes TNX-801, a vaccine in development for mpox and smallpox, as well as TNX-4200 for which Tonix has a contract with the U.S. DoD’s Defense Threat Reduction Agency (DTRA) for up to $34 million over five years. TNX-4200 is a small molecule broad-spectrum antiviral agent targeting CD45 for the prevention or treatment of infections to improve the medical readiness of military personnel in biological threat environments. Tonix owns and operates a state-of-the art infectious disease research facility in Frederick, Md. Tonix Medicines, our commercial subsidiary, markets Zembrace® SymTouch® (sumatriptan injection) 3 mg and Tosymra® (sumatriptan nasal spray) 10 mg for the treatment of acute migraine with or without aura in adults.

* Tonix’s product development candidates are investigational new drugs or biologics; their efficacy and safety have not been established and have not been approved for any indication.

1Carette S, et al. Arthritis Rheum. 1994;37(1):32-40.

Zembrace SymTouch and Tosymra are registered trademarks of Tonix Medicines. All other marks are property of their respective owners.

This press release and further information about Tonix can be found at www.tonixpharma.com.

Forward Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” and “intend,” among others. These forward-looking statements are based on Tonix's current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks related to the failure to obtain FDA clearances or approvals and noncompliance with FDA regulations; risks related to the failure to successfully market any of our products; risks related to the timing and progress of clinical development of our product candidates; our need for additional financing; uncertainties of patent protection and litigation; uncertainties of government or third party payor reimbursement; limited research and development efforts and dependence upon third parties; and substantial competition. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. Tonix does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in the Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the Securities and Exchange Commission (the “SEC”) on March 18, 2025, and periodic reports filed with the SEC on or after the date thereof. All of Tonix's forward-looking statements are expressly qualified by all such risk factors and other cautionary statements. The information set forth herein speaks only as of the date thereof.

Investor Contact

Jessica Morris

Tonix Pharmaceuticals

investor.relations@tonixpharma.com

(862) 799-8599

Peter Vozzo

ICR Healthcare

peter.vozzo@icrhealthcare.com

(443) 213-0505

Media Contact

Ray Jordan

Putnam Insights

ray@putnaminsights.com

(949) 245-5432

Indication and Usage

Zembrace® SymTouch® (sumatriptan succinate) injection (Zembrace) and Tosymra® (sumatriptan) nasal spray are prescription medicines used to treat acute migraine headaches with or without aura in adults who have been diagnosed with migraine.

Zembrace and Tosymra are not used to prevent migraines. It is not known if Zembrace or Tosymra are safe and effective in children under 18 years of age.

Important Safety Information

Zembrace and Tosymra can cause serious side effects, including heart attack and other heart problems, which may lead to death. Stop use and get emergency help if you have any signs of a heart attack:

•	discomfort in the center of your chest that lasts for more than a few minutes or goes away and comes back
•	severe tightness, pain, pressure, or heaviness in your chest, throat, neck, or jaw
•	pain or discomfort in your arms, back, neck, jaw or stomach
•	shortness of breath with or without chest discomfort
•	breaking out in a cold sweat
•	nausea or vomiting
•	feeling lightheaded

Zembrace and Tosymra are not for people with risk factors for heart disease (high blood pressure or cholesterol, smoking, overweight, diabetes, family history of heart disease) unless a heart exam shows no problem.

Do not use Zembrace or Tosymra if you have:

•	history of heart problems
•	narrowing of blood vessels to your legs, arms, stomach, or kidney (peripheral vascular disease)
•	uncontrolled high blood pressure
•	hemiplegic or basilar migraines. If you are not sure if you have these, ask your provider.
•	had a stroke, transient ischemic attacks (TIAs), or problems with blood circulation
•	severe liver problems
•	taken any of the following medicines in the last 24 hours: almotriptan, eletriptan, frovatriptan, naratriptan, rizatriptan, ergotamines, or dihydroergotamine. Ask your provider for a list of these medicines if you are not sure.
•	are taking certain antidepressants, known as monoamine oxidase (MAO)-A inhibitors or it has been 2 weeks or less since you stopped taking a MAO-A inhibitor. Ask your provider for a list of these medicines if you are not sure.
•	an allergy to sumatriptan or any of the components of Zembrace or Tosymra

Tell your provider about all of your medical conditions and medicines you take, including vitamins and supplements.

Zembrace and Tosymra can cause dizziness, weakness, or drowsiness. If so, do not drive a car, use machinery, or do anything where you need to be alert.

Zembrace and Tosymra may cause serious side effects including:

•	changes in color or sensation in your fingers and toes
•	sudden or severe stomach pain, stomach pain after meals, weight loss, nausea or vomiting, constipation or diarrhea, bloody diarrhea, fever
•	cramping and pain in your legs or hips; feeling of heaviness or tightness in your leg muscles; burning or aching pain in your feet or toes while resting; numbness, tingling, or weakness in your legs; cold feeling or color changes in one or both legs or feet
•	increased blood pressure including a sudden severe increase even if you have no history of high blood pressure
•	medication overuse headaches from using migraine medicine for 10 or more days each month. If your headaches get worse, call your provider.
•	serotonin syndrome, a rare but serious problem that can happen in people using Zembrace or Tosymra, especially when used with anti-depressant medicines called SSRIs or SNRIs. Call your provider right away if you have: mental changes such as seeing things that are not there (hallucinations), agitation, or coma; fast heartbeat; changes in blood pressure; high body temperature; tight muscles; or trouble walking.
•	hives (itchy bumps); swelling of your tongue, mouth, or throat
•	seizures even in people who have never had seizures before

The most common side effects of Zembrace and Tosymra include: pain and redness at injection site (Zembrace only); tingling or numbness in your fingers or toes; dizziness; warm, hot, burning feeling to your face (flushing); discomfort or stiffness in your neck; feeling weak, drowsy, or tired; application site (nasal) reactions (Tosymra only) and throat irritation (Tosymra only).

Tell your provider if you have any side effect that bothers you or does not go away. These are not all the possible side effects of Zembrace and Tosymra. For more information, ask your provider.

This is the most important information to know about Zembrace and Tosymra but is not comprehensive. For more information, talk to your provider and read the Patient Information and Instructions for Use. You can also visit https://www.tonixpharma.com or call 1-888-869-7633.

You are encouraged to report adverse effects of prescription drugs to the FDA. Visit www.fda.gov/medwatch, or call 1-800-FDA-1088.